Exhibit 26(e)

Application for Flexible Premium Variable

Life Insurance Policy

[WRL BeneFactor] LIFE APPLICATION WRL – Western Reserve Life Assurance Co. of Ohio

Mailing Address: [4333 Edgewood Road NE, Cedar Rapids, IA 52499]

Administrative Office: [P.O. Box 5068, Clearwater, Florida 33758-5068]

SECTION 1. PROPOSED PRIMARY INSURED/OWNER	Anticipated Initial Premium $
If Proposed Contingent Owner is named, please complete Section 3.	Initial Coverage Requested $
1. Last Name	First Name
M.I.

2. Address (Cannot be a P.O. Box)	Apt#	City

State   Zip Code 3. Years at Address 4. Home Phone 5. Driver License Number State

( )

6. Male         7. Date of Birth          8. Age          9. Place of Birth –          State/Country          10. Social Security Number

Female	M M - D D - Y Y Y Y

11. Height          12. Weight          13. Marital Status          14. Employer #Years

ft	in	lbs

15. Employer’s Address and Phone

16. Occupation & Duties

17. Have you used TOBACCO or any other product containing NICOTINE in the last 5 years?               No           Yes Date last used__________

18. Rate Class Quoted: ? Preferred Elite ? Preferred Plus ? Preferred ? Non-Tobacco ? Preferred Tobacco ? Tobacco

SECTION 2. APPLICANT/OWNER IF OTHER THAN THE PROPOSED PRIMARY INSURED

If ownership is corporation, partnership or institutional body, please complete the Entity Certification of Authority form. If ownership is a trust, please complete the Trustee Certification Trust form. Attach a copy of the first page and the signature page of the Trust.

1. Last Name                                                                                                      First Name M.I.

2. Address (Cannot be a P.O. Box)	Apt#	City

State	Zip Code	3. Home Phone	4. Social Security Number / Tax ID #
( )
5.	 Male	6. Date of Birth/Trust Date	7. Relationship to the Proposed Primary Insured
 Female	M M - D D - Y Y Y Y

SECTION 3. PROPOSED CONTINGENT OWNER

1. Last Name                                                                                                     First Name M.I.

2. Address (Cannot be a P.O. Box)	Apt#	City

State	Zip Code	3. Home Phone	4. Social Security Number / Tax ID #
( )
5.	 Male	6. Date of Birth / Trust Date	7. Relationship to the Proposed Primary Insured

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 Female	M M - D D - Y Y Y Y

SECTION 4. PRIMARY BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries.

If ownership is corporation, partnership or institutional body, please complete the Entity Certification of Authority form. If ownership is a trust, please complete the Trustee Certification Trust form. Attach a copy of the first page and the signature page of the Trust.

Name                                                          Percent Relationship Social Security Number/Tax ID#

Total	1	0	0

SECTION 5. CONTINGENT BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries.

Name                                                          Percent Relationship Social Security Number/Tax ID#

Total	1	0	0

SECTION 6. ASSET ALLOCATIONS

USE ALLOCATION OPTIONS FORM [LASUP 303]

SECTION 7. OTHER INSURANCE IN FORCE FOR PROPOSED PRIMARY INSURED

Does the proposed Primary Insured have existing life insurance policies or annuity contracts?	 Yes	 No

Company                                                          Amount of insurance Year issued Replacement?

Yes	No
Yes	No
Yes	No

IS THIS INTENDED TO BE A 1035 EXCHANGE?  Yes  No
Anticipated Cash Value Transfer	$	,	.

If the only source of funds is from a surrendered annuity and/or a Life 1035 exchange, contact the issuer of your existing policy to obtain the following values or attach a recent policy statement if there have been no new loans or withdrawals since that policy statement:

Current total account value	$	,	.
Current loan balance	$	,	.	(not applicable for annuities)
Current surrender charge	$	,	.
A)	Has the proposed Primary Insured ever had life, disability or health insurance declined, rated,
modified, issued with an exclusion rider, canceled, or not renewed? If yes, please explain.	 Yes	 No

B)	Will the insurance applied for on the proposed Primary Insured discontinue, replace or change
any existing life or annuity policy? If yes, complete replacement forms, if appropriate.	 Yes	 No

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C)	Is there an application for life, accident or sickness insurance now pending or contemplated on
the proposed Primary Insured in this or any other company? If yes, give details in Agent’s Report.	 Yes	 No
SECTION 8.	PERSONAL FINANCIAL STATEMENT FOR PROPOSED PRIMARY INSURED

All financial information must be that of the proposed Primary Insured, not the owner.

A)	Gross Income Current Year	$	,	,
B)	Gross Income Previous Year	$	,	,
C)	Source of Funds	 Employment	 Retirement	 Inheritance	 1035 E☒change	 Other
D)	Current Net Worth	$	,	,

For over $1 million applied coverage complete a separate Financial Questionnaire.

SECTION 9.	COMPLETE FOR CORPORATION, PARTNERSHIP, OF PROPOSED PRIMARY INSURED
A)	Current Estimated Market Value	$	,	,
B)	Assets	Liquid	$	,	,
Nonliquid	$	,	,
C)	Liabilities	$	,	,
D)	Net Worth	$	,	,

LIFE APPLICATION-PART 2

SECTION 10. MEDICAL QUESTIONS – Each question must be individually asked and answered for the proposed Primary Insured.

Give the details to “No” answer for medical question 10A and “Yes” answers to questions 10B-E below: Identify question number; state signs, symptoms and diagnosis of each illness or injury. List the details and results of any treatment.

List the name, full address and dates of each health care provider consulted.

A)	For the last 180 days has the proposed Primary Insured been actively at work, on a full time
basis, at his or her usual place of business or employment?	 Yes	 No
B)	To the best of your knowledge, has the proposed Primary Insured within the last 10 years had or been told by a member of the medical profession that he or she had, or has been treated for:

1)	Heart murmur, high blood pressure, chest pain, heart attack, stroke, or other disorder of the
heart or circulatory system?	 Yes	 No
2)	Asthma, emphysema, chronic bronchitis, tuberculosis, or any other respiratory disorder;
colitis, ulcer or any other gastrointestinal disorder; jaundice, hepatitis, liver or kidney disorder?	 Yes	 No
3)	Cancer, tumor, polyp, breast, prostate or any other reproductive disorder; or any thyroid or
endocrine disorder?	 Yes	 No
4)	Brain, seizure or mental disorder, anxiety, depression, suicide attempt or any paralysis?	 Yes	 No
5)	Diabetes, anemia, or any disorder of the blood; sugar, protein, or blood in the urine?	 Yes	 No
C)	To the best of your knowledge, has the proposed Primary Insured within the last 10 years:
1)	Used amphetamines, heroin, cocaine, marijuana, or any other illegal or controlled substance
except as prescribed by a physician?	 Yes	 No
2)	Sought or been advised to seek treatment, limit or discontinue use of alcohol?	 Yes	 No
3)	Been on or are now on prescribed medication or prescribed diet?	 Yes	 No
4)	Had or been advised to have any hospitalization, surgery, or any diagnostic test including, but
not limited to, electrocardiograms, blood studies, scans, MRI’s or other test?	 Yes	 No

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5)	Had an examination, treatment or consultation with a doctor or health care provider other than above?  Yes  No
D)	Within the last 10 years, has the proposed Primary Insured been told by a member of the medical profession that he or she had a diagnosis of AIDS (Acquired Immune Deficiency Syndrome), ARC

(AIDS Related Complex), or the HIV (Human Immunodeficiency Virus) infection?	 Yes	 No
E)	Has the proposed Primary Insured had a parent, brother or sister who has/had coronary artery death
or disease prior to age 60?	 Yes	 No

SECTION 11. DETAILS TO “NO” ON 10A AND “YES” ANSWERS ON 10B-E ABOVE.

Name, Address and Phone # of
Question #	Date, Diagnosis, Treatment, Results, and Duration	Attending Doctor and Hospital

SECTION 12. NAME AND ADDRESS OF PERSONAL PHYSICIAN AND REASON LAST CONSULTED (if none, so state)

Name, Address and Phone # of
Date Last Seen, Reason and Results	Attending Doctor and Hospital

LIFE APPLICATION

SECTION 13. RESIDENCY

A)	Proposed Primary Insured is a citizen of  USA  Other Country _________________ Type of VISA_________________
B)	How many years has the proposed Primary Insured resided in the USA?______________
C)	Does the proposed Primary Insured travel outside the USA?  Yes  No

If yes, provide details: include destination, number of trips, duration of each trip, purpose of trip, plans for the next year.

_________________________________________________________________________________________________

_________________________________________________________________________________________________

SECTION 14. DRIVING AND PUBLIC RECORDS

A)	Has the proposed Primary Insured had a driver’s license suspended, restricted, revoked, or been cited for a moving
violation in the last 5 years?	 Yes	 No	If yes, give reason:

__________________________________________________________________________________________________

__________________________________________________________________________________________________

B)	Has the proposed Primary Insured in the last ten years been convicted of a misdemeanor (other than a minor traffic violation) or felony?  Yes  No If yes, give reason:

__________________________________________________________________________________________________

__________________________________________________________________________________________________

SECTION 15. SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY

A)	Have you, the proposed Primary Insured, and Applicant/Owner, if other than the proposed Primary
Insured, received the current Prospectus for the policy?	 Yes	 No
B)	Do you understand that the Death Benefit may be variable or fixed under specified conditions?	 Yes	 No

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C)	DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL

BENEFITS), THE ENTIRE AMOUNT OF THE POLICY CASH VALUE MAY INCREASE OR DECREASE

DEPENDING UPON THE INVESTMENT EXPERIENCE?	 Yes	 No
D)	With this in mind, is the policy in accordance with your insurance objectives and your anticipated
financial needs?	 Yes	 No
E)	Would you like to receive a Statement of Additional Information?	 Yes	 No

SECTION 16. TO BE COMPLETED BY APPLICANT/OWNER

Transfer Authorization: (See Prospectus for transfer procedures.)

Your policy applied for, if issued, will automatically receive transfer privileges described in the applicable prospectus. These privileges allow the Owner and the registered representative/agent of record to make transfers and to change the allocation of future payments unless declined below.

Western Reserve Life Assurance Co. of Ohio will not be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such instructions, and Policyowners will bear the risk of any such loss. Western Reserve Life Assurance Co. of Ohio will employ reasonable procedures to confirm that transfer instructions are genuine. If Western Reserve Life Assurance Co. of Ohio does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. These procedures include but are not limited to requiring forms of personal identification prior to acting upon such transfer instruction, providing written confirmation of such transactions to the owner and/or tape recording of telephone transfer request instructions received.

? The registered representative does not have authority to make transfers or change payment allocations on my behalf.

SECTION 17. CONSENT TO ELECTRONIC DELIVERY:	Yes

I agree to have prospectus updates, semi-annual reports, proxy solicitation material, other application regulatory documents, and Western Reserve Life Assurance Co. of Ohio notices delivered to me on a CD-Rom (as they become available). I understand that at any time I may change my mind and choose to receive paper copies of applicable regulatory documents by calling Western Reserve Life Assurance Co. of Ohio Customer Service at (800) 851-9777 or by writing to [4333 Edgewood Road NE, Cedar Rapids, IA 52499]. I understand that revocation of my consent will become effective upon processing by Western Reserve Life Assurance Co. of Ohio. Furthermore, I have the means to view such documents electronically. If you do not check the box above, you will receive paper copies of all required regulatory documents. You will NOT receive electronic copies in addition to paper copies provided.

E-mail address:

SECTION 18. OTHER INSURANCE–TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE

A)	Will the policy applied for discontinue, replace or change any existing life insurance policy or annuity?	 Yes	 No
B)	If mandated by your state, did you present, read and leave a copy of the Replacement Notice with the
applicant at time of application?	 Yes	 No

(In some states the Replacement Notice must be completed and sent in with the application whether or not the applicant intends to replace existing coverage.)

C)	Did you present and leave the applicant/owner approved sales material?	 Yes	 No

SECTION 19. ACKNOWLEDGMENT OF APPLICANT AND PROPOSED PRIMARY INSURED

Each of the undersigned hereby certifies and represents as follows: The statements and answers given on this application are true and correct. I acknowledge and agree (A) that this application and any amendments shall be the basis for any insurance issued; (B) that the agent does not have the authority to waive any question on this application, to decide if insurance will be issued, or to modify any term or provision of any insurance which may be issued based on this application, only a writing signed by an officer of the Company can change the terms of this application or the terms of any insurance issued by the Company; (C) except as provided in the Conditional Receipt, if issued with the same proposed primary insured as on this application, no policy applied for shall take effect until after all of the following conditions have been met: 1) the minimum initial premium must be received by the Company; 2) the proposed owner must have personally received and accepted the policy during the lifetime of the proposed Primary Insured and while the proposed Primary Insured is in good health; and 3) on the date of the later of either 1) or 2) above, all of the

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statements and answers given in this application must be true and complete, and the insurance will not take effect if the facts have changed. Unless otherwise stated the undersigned applicant is the premium payor and owner of the policy applied for.

I authorize MIB Group, Inc. and its members or affiliates, my employer or former employer, any consumer reporting agency or governmental agency, medical provider, or any insurer or reinsurer to provide medical or personal information about me that is reasonably required for the purposes stated in this authorization to Western Reserve Life Assurance Co. of Ohio, its administrators, representatives or its reinsurers. I understand the information obtained by use of the authorization will be used by Western Reserve Life Assurance Co. of Ohio to determine eligibility for insurance, and eligibility for benefits under an existing policy. Any information obtained will not be released by Western Reserve Life Assurance Co. of Ohio to any person or organization except to reinsurers, MIB Group, Inc. and its members or affiliates, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may authorize. This authorization will expire 30 months from the date signed. A copy of this authorization shall be as valid as the original. Either my authorized representative or I may receive a copy of this authorization upon request.

The Company shall have sixty days from the date hereof within which to consider and act on this application and if within such period a policy has not been received by the applicant or if notice of approval or rejection has not been given, then this application shall be deemed to have been declined by the Company.

I acknowledge receipt of the (1) Notice to Persons Applying for Insurance Regarding Investigative Report, (2) MIB Group, Inc. Pre-Notification, and (3) Notice of Insurance Information Practices.

I understand that any omissions or misstatements in this application could cause an otherwise valid claim to be denied under any insurance issued from this application.

Signed at _____________________________________	____________ on ______	________	__________
(city)	(state)	(date)

_________________________________________________	___________________________________________
Signature of Proposed Primary Insured/Owner	Print Agent Name

_________________________________________________	___________________________________________
Signature of Applicant/Owner if other than the Proposed	Agent #

Primary Insured (If business insurance, show title of officer

and name of firm. If trust, show trustee’s name)	___________________________________________
Signature of Agent/Licensed Rep.

___________________________________________
Signature of Split Agent/Licensed Rep.

SECTION 20. TAX NOTICE AND TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under current federal tax laws, the Company is required to obtain your Taxpayer Identification Number (e.g., a social security or employer identification number, or “TIN”) and certification that you are not subject to backup withholding. Please review the following certification and sign accordingly.

Under penalties of perjury, I certify that (1) the TIN listed in this application is my correct TIN; (2) I have not been notified that I am subject to backup withholding or I am not subject to backup withholding because I am an exempt recipient; and (3) I am a U.S. Person, (U.S. citizen/legal resident). If not a U.S. Person, I have completed the appropriate Form W-8BEN. The IRS does not require your consent to any provision of this form other than this certification.

Signature of Owner	Date

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FRAUD WARNING

The following state(s) and U.S. territories require that insurance applicants acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state or U.S. territory as indicated below. pplicants in

For applicants in	ARKANSAS, LOUISIANA and WEST VIRGINIA

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Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

______________________________________________________

Applicant’s Signature	Date
For applicants in	COLORADO

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who

knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the

Department of Regulatory Agencies.

______________________________________________________

Applicant’s Signature	Date
For applicants in	DISTRICT OF COLUMBIA

It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person.

Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

______________________________________________________

Applicant’s Signature	Date
For applicants in	FLORIDA

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

______________________________________________________

Applicant’s Signature	Date
For applicants in	KENTUCKY

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance

containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

______________________________________________________

Applicant’s Signature	Date
For applicants in	MAINE

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

______________________________________________________

Applicant’s Signature	Date
For applicants in	NEW JERSEY

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

______________________________________________________

Applicant’s Signature	Date

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For applicants in	NEW MEXICO

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

______________________________________________________

Applicant’s Signature	Date
For applicants in	OHIO

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

______________________________________________________

Applicant’s Signature	Date
For applicants in	OKLAHOMA

Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an

insurance policy containing any false, incomplete or misleading information is guilty of a felony.

______________________________________________________

Applicant’s Signature	Date
For applicants in	PENNSYLVANIA

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

______________________________________________________

Applicant’s Signature	Date
For applicants in	PUERTO RICO

Any person who knowingly, and with the intention to defraud, includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony, and if found guilty, shall be punished for each violation with a fine of no less than five thousand dollars ($5000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

______________________________________________________

Applicant’s Signature	Date

For applicants in	VIRGINIA, TENNESSEE and WASHINGTON

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

______________________________________________________

Applicant’s Signature	Date

DETACH AND LEAVE THIS PAGE WITH APPLICANT

NOTICE TO PERSONS APPLYING FOR INSURANCE

REGARDING INVESTIGATIVE REPORT

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To proposed Primary Insured: In connection with this application, an investigative consumer report may be prepared about you. Such reports are part of the process of evaluating risks for life and health insurance. Typically, this report will contain information about your character, general reputation, personal characteristics and mode of living. The information in the report may be obtained by talking with you or members of your family, business associates, financial sources, neighbors, and others you know. You may ask to be interviewed in connection with the preparation of any such report. Also, we may have the report updated if you apply for more coverage.

Upon your written request, we will let you know whether a report was prepared and we will give you the name, address, and telephone number of the agency preparing the report. By contacting that agency and providing proper identification, you may obtain a copy of the report.

MIB GROUP, INC. (MIB) PRE-NOTIFICATION

To proposed Primary Insured: Information regarding your insurability will be treated as confidential. We or our reinsurer(s) may, however, make a brief report on this information to MIB Group, Inc., a non-profit membership organization of insurance companies that operates an information exchange on behalf of its members. If you apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, MIB may, upon request, supply such company with the information in its file.

Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your file. If you question the accuracy of information in MIB’s file, you may contact MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of MIB’s information office is: Post Office Box 105, Essex Station, Boston, Massachusetts 02122; and telephone number is 866-692-6901 (TTY 866-346-3642 for hearing impaired).

NOTICE OF INSURANCE INFORMATION PRACTICES

To proposed Primary Insured: Personal information may be collected from persons other than the individual proposed for coverage. Such information as well as other personal or privileged information subsequently collected by us or our agent may in certain circumstances be disclosed to third parties without authorization. Upon request, you have the right to access your personal information and ask for corrections. You may obtain a complete description of our Information Practices by writing to Western Reserve Life Assurance Co. of Ohio, Attn: Director of Underwriting, [4333 Edgewood Road NE, Cedar Rapids, Iowa 52499].

PLEASE PROVIDE A COPY OF THIS NOTICE TO THE PROPOSED PRIMARY INSURED IF NOT A HOUSEHOLD MEMBER.

WRL

CONDITIONAL RECEIPT

(Detach and leave with applicant only if money is submitted with application. If within the past 12 months any proposed insured has been treated for or experienced heart trouble, stroke or cancer, no payment may be accepted with the application. Do not accept money unless all required signatures below are obtained.)

PLEASE READ THIS CAREFULLY

No coverage will become effective prior to the delivery of the policy applied for unless and until all conditions of this receipt have been fulfilled exactly. No agent or field representative is authorized to waive or modify any of the provisions of the conditional receipt.

Make all checks payable to the Company. Do not make checks payable to the agent or leave the payee blank or you may jeopardize the insurance for which you have applied.

Received from ___________________________________, the sum of $________________________ for the insurance or annuity application dated _____________, with ____________________________ as the proposed insured(s) or annuitant. The policy you applied for will not become effective unless and until a policy contract is delivered to you and all other conditions of coverage are met. However, subject to the conditions and limitations of this Receipt, conditional

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insurance under the terms of the policy applied for may become effective as of the later of (1) the date of application and (2) the date of the last medical examination, tests, and other screenings required by the Company, if any (the “Effective Date”). Such conditional insurance will take effect as of the Effective Date, so long as all of the following requirements are met:

1.	Each person proposed to be insured is found to have been insurable as of the Effective Date, exactly as applied for in accordance with the Company’s underwriting rules and standards, without any modifications as to plan, amount, or premium rate;

2.	As of the Effective Date, all statements and answers given in the application must be true;
3.

The payment made with the application must not be less than the full initial premium for the mode of payment chosen in the application and must be received at our Home Office within the lifetime of the proposed insured;

4.	All medical examinations, tests, and other screenings required of the proposed insured by the Company are completed and the results received at our Home Office within 60 days of the date the application was completed; and

5.	All parts of the application, any supplemental application, questionnaires, addendum and/or amendment to the application are signed and received at our Home Office.

Any conditional coverage provided by this Receipt will terminate on the earliest of: (a) 60 days from the date the application was signed; (b) the date the Company either mails notice to the applicant of the rejection of the application and/or mails a refund of any amounts paid with the application; (c) when the insurance applied for goes into effect under the terms of the policy applied for; or (d) the date the Company offers to provide insurance on terms that differ from the insurance for which you have applied.

If one or more of this Receipt’s conditions have not been met exactly, or if a proposed insured dies by suicide, the Company will not be liable except to return any payment made with the application.

If the Company does not approve and accept the application for insurance within 60 days of the date you signed the application, the application will be deemed to be rejected by the Company and there will be no conditional insurance coverage. In that case, the Company’s liability will be limited to returning any payment(s) you have made upon return of this Receipt to the Company.

The aggregate amount of conditional coverage provided under this Receipt, if any, and any other conditional receipt issued by the Company shall be limited to the lesser of the amount(s) applied for or $500,000 of life insurance. There is no conditional coverage for riders or any additional benefits, if any, for which you have applied.

Authorization (Signatures Required)

I certify that I have read and reviewed the conditional receipt and the acknowledgment of the applicant and proposed insured in the application. The terms and conditions of the conditional receipt have been explained to me fully by the agent and I understand them.

Dated at __________________________________ on ____________	______________________________________
City, State	Date	Signature of Agent or Authorized Company Rep

Signature of Proposed Insured	Signature of Applicant (if other than Proposed Insured)

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